Exhibit 10.7

Named Executive Officer Merit Increases

Effective January 31, 2005

NAME/ TITLE	2005 ANNUAL BASE SALARY
Neil S. Novich Chairman, President And Chief Executive Officer	$750,000

Jay M. Gratz Executive Vice President, Chief Financial Officer & President – Ryerson Tull Coil Processing	$475,000

Gary J. Niederpruem Executive Vice President	$475,000

James M. Delaney President – Customer Solutions Team & Chief Procurement Officer	$263,000

Stephen E. Makarewicz President – Ryerson Tull South	$280,000